Exhibit  16.1



ANDERSEN  ANDERSEN  &  STRONG,  L.C.         941  East  3300  South,  Suite  202
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Certified Public Accountants and Business       Salt Lake City, Utah,   84106
        Consultants                                Telephone  801-486-0096
Member  SEC  Practice  Section  of  the  AICPA        Fax   801-486-0098





April  19,  2004


United  States  Securities  and  Exchange  Commission
Division  of  Corporate  Finance
450  Fifth  Street,  N.W.
Washington,  D.C.  20549


To  Whom  it  May  Concern:

We have read Item 4 of Form 8-K dated April 19, 2004 of The Bralorne Mining Company and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained in Form 8-K.


Yours  very  truly,

/s/     Andersen  Andersen  &  Strong,  L.C